Exhibit 99.2

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

IN RE:                               :
                                       Civil Action No. DKC 2003-2009
JOHN L. LAWBAUGH                     :
                                       Adversary Proceeding No.
Debtor                               : 03-03041-PM

                                     :
1ST ATLANTIC GUARANTY
CORPORATION                          :
                                     :
         Plaintiff
                                     :
         v.
                                     :
JOHN L. LAWBAUGH
                                     :
         Defendant

                                    O R D E R

Upon consideration of U.S. Bankruptcy Judge Mannes' Report and Recommendation for Withdrawal of Reference of Adversary Proceeding dated July 3, 2003, and there being no objection thereto, IT IS this 11th day of July, 2003, by the United States District Court for the District of Maryland, ORDERED that:

      1. The Report and Recommendation for Withdrawal of Reference of Adversary Proceeding BE, and the same hereby IS, ADOPTED;

      2. Adversary Proceeding No. 03-03041 BE, and the same hereby IS, TRANSFERRED from the United States Bankruptcy Court for the District of Maryland to the United States District Court for the District of Maryland; and

      3. The clerk will transmit copies of this Order to counsel of record, U.S. Bankruptcy Judge Paul Mannes, and the U.S. Bankruptcy Court.


                                               /s/
                                               ------------------------------
                                               DEBORAH K. CHASANOW
                                               United States District Judge


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